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                                                                    EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT



BOARD OF DIRECTORS AND STOCKHOLDERS
INTELIDATA TECHNOLOGIES CORPORATION
HERNDON, VIRGINIA


We consent to the incorporation by reference in Registration Statements No. 333-16115, No. 333-16117 and No. 333-16121 of InteliData Technologies Corporation on Form S-8 of our report dated February 5, 1997 appearing in this Annual Report on Form 10-K of InteliData Technologies Corporation for the year ended December 31, 1996.




/s/ DELOITTE & TOUCHE LLP


DELOITTE & TOUCHE LLP



Hartford, Connecticut
March 28, 1997